Exhibit 16.1

•	Ernst & Young LLP	•	Phone: (212) 773-3000
	5 Times Square		www.ey.com
New York, New York 10036-6530

August 18, 2004

Mr. David Mitchell
Chief Financial Officer
Macquarie Infrastructure Assets Trust
600 Fifth Avenue
New York, New York 10020

Dear Mr. Mitchell:

This is to confirm that the client-auditor relationship between Macquarie Infrastructure Assets Trust (Commission File Number 333-116244 (in Registration)) and Ernst & Young LLP has ceased.

Very truly yours,

cc:	Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

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